Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2008 relating to the consolidated financial statements of Virtus Investment Partners, Inc. (formerly known as Phoenix Investment Partners, Ltd.) which appears in Virtus Investment Partners, Inc.’s Registration Statement on Form 10 (File No. 001-10994) filed with the Commission on June 30, 2008, as amended.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut

December 30, 2008